EXHIBIT 10.1

Memorandum of Understanding
Retention of Jennifer E. Ziegler
As Chief Financial Officer of
Unico American Corporation
Crusader Insurance Company
And
The Other Subsidiaries of Unico American Corporation

October 19, 2021

This Memorandum of Understanding (“MOU”) reflects the mutual understanding of Unico American Corporation (“Unico”), Crusader Insurance Company (“Crusader”), Jennifer E. Ziegler (“Ziegler) and Berkeley Research Group, LLC (“BRG”) for Ziegler to be retained as the Chief Financial Officer of Unico, Crusader and the other subsidiaries of Crusader (collectively the “Companies”).

We have agreed as follows:

1. Effective October 15, 2021, Ziegler shall become the Chief Financial Officer of the Companies. The retention shall be pursuant to the terms and conditions of that certain letter agreement dated as of October 18, 2021, by and among BRG, Unico and Crusader (the “BRG Agreement”).

2. Ziegler shall continue to be employed by BRG. Ziegler shall not become an employee of Unico or Crusader. Ziegler shall be a consultant to Unico and Crusader through BRG and the BRG Agreement.

3. For the services of Ziegler as Chief Financial Officer, BRG shall be paid an annual fee of Two Hundred Fifty Thousand Dollars ($250,000), which shall be billed twice monthly by BRG to Unico and Crusader,

4. Ziegler and BRG acknowledges that Unico has significant going concern issues and that Crusader is under Administrative Supervision by the California Department of Insurance (the “CDI”).

5. Ziegler will be appointed Executive Vice President, Chief Financial Officer and Treasurer of Unico and Crusader and the other subsidiaries of Unico. The Boards of Directors of Unico and Crusader will take such action as may be required to cause Ziegler to be elected and appointed to the offices noted.

6. Ziegler will report to and be accountable solely to the Audit Committee of the Board of Directors and the Board of Directors of Crusader. Ziegler will have a direct reporting relationship to Mr. Steven Shea, Chairman of the Board of Directors of Unico and Crusader.

7. Ziegler will assist Michael E. Budnitsky in the discharge of his duties as President and Chief Executive Officer of Unico and Crusader but will not report to him.

8. Unico and Crusader will provide Director and Officer insurance which includes Ziegler as an officer of those companies and as an agent of Unico and its subsidiaries (the “D&O Insurance”).

9. Unico, Crusader and Ziegler shall enter into an Indemnification Agreement for those entities to provide indemnification to Zeigler in addition to any other indemnification to which Ziegler shall be entitled; provided, however that the indemnification agreement between Crusader and Ziegler may be subject to the prior approval of the Supervising Examiner of Crusader under the Administrative Supervision Agreement dated September 7, 2021, between the CDI and Crusader, a copy of which has been provided to Ms. Ziegler (the “Administrative Supervision Agreement”).

10. Ziegler shall be responsible for all financial matters of the Companies. She shall oversee and assist in the preparation of all financial and other reports required to be filed with the Securities and Exchange Commission and the CDI. Ziegler shall assist in providing information and data to the Supervising Examiner under the Administrative Services Agreement as he may require. Ziegler shall assist the Chairman of the Board and the Board of Directors of Unico and Crusader in all matters relating to the operations of the companies, the run-off operations of Crusader and matters relating to the possible sale or other transactions for the acquisition of control of Unico and, or, Crusader. She shall assist and manage the restructuring of the Companies.

11. In the event of any conflict between the BRG Agreement and this MOU, the MOU shall control.

12. This MOU shall be subject to the approval of the Supervising Examiner of the CDI. The foregoing MOU is executed this 19th day of October, 2021.

UNICO AMERICAN CORPORATION		BERKELEY RESEARCH GROUP, LLC

By:	/s/ Steven Shea	By:	/s/ Jennifer Ziegler
	Steven Shea		Jennifer Ziegler
	Its Chairman of the Board		Its Managing Director

CRUSADER INSURANCE COMPANY

By:	/s/ Steven Shea	By:	/s/ Jennifer Ziegler
	Steven Shea		Jennifer Ziegler
Its Chairman of the Board